Exhibit 10.8

INDEMNIFICATION AGREEMENT

This agreement is made and entered into on ___________________, by and between Baxter International Inc., a Delaware corporation (the “Company”), and ________________ (“Indemnitee”) and effective as of _________________ (the “Effective Date”).

WHEREAS, corporate officers and directors are faced with the prospects of significant personal liability arising out of recent court decisions dealing with the activities of such individuals and the increasing unavailability and high cost of insurance.

WHEREAS, the Company realizes that to attract and retain qualified officers and directors, it must provide them with increased protection against personal liability and the costs of litigation.

WHEREAS, the Indemnitee serves as an officer and/or director of the Company and/or as an officer, director, employee, or agent of other corporations, subsidiaries, partnerships, joint ventures, or trusts or other enterprises as requested by the Company.

NOW THEREFORE, the parties hereby agree as follows as of the Effective Date:

(1)

Agreement to Serve.  Indemnitee will serve at the will of the Company or under separate contract, if such exists, and any other corporation, subsidiary, partnership, joint venture, or trust or other enterprise of which he/she is serving at the request of the Company faithfully and to the best of his/her ability so long as he/she is duly elected and qualified in accordance with the provisions of the certificate of incorporation and bylaws of the Company or until such sooner time as he/she tenders his/her resignation in writing.

(2)

Maintenance of Insurance.  The Company currently has in effect policies of insurance which provide insurance protection to its directors, officers and employees against some liabilities which may be incurred by them on account of their services to the Company.  The Company may, but shall not be required to, continue all or part of such insurance in effect.  If such insurance is maintained by the Company, such insurance, to the extent of the coverage it provides, shall be primary and this agreement of indemnity shall be effective only to the extent that the director or officer is not reimbursed pursuant to such insurance coverage.  If such insurance is not maintained by the Company, the Indemnitee shall be indemnified fully by the Company in accordance with the provisions of this agreement.

(3)

Indemnification. The Company shall indemnify the Indemnitee from any liability which he/she may incur as a director or officer of the Company or an officer, director, employee or agent of any other corporation, subsidiary, partnership, joint venture, trust or other enterprise of which he/she is serving at the request of the

Company in accordance with, and to the fullest extent authorized by, the provisions of the Delaware General Corporation Law as it may from time to time be amended, except with respect to an action commenced by the Indemnitee against the Company or by the Indemnitee as a derivative action by or in the right of the Company. With respect to an action commenced by the Indemnitee against the Company or by the Indemnitee as a derivative action by or in the right of the Company, the Indemnitee shall only be indemnified as determined by the Board of Directors in the specific case.

(4)

Additional Indemnification.  In addition to the indemnification provided in the preceding section and subject to the exclusions set forth in Section 6, the Company agrees to hold harmless and to indemnify the Indemnitee against any and all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any derivative action by or in the right of the Company) to which the Indemnitee is, was, or at any time becomes a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was at any time a director or officer of the Company or was an officer, director, employee or agent of any other corporation, subsidiary, partnership, joint venture, trust or other enterprise of which he/she was serving at the request of the Company.

(5)

Contribution.  If the indemnification provisions provided in Section 4 should under applicable law be unenforceable or be insufficient to hold Indemnitee harmless in respect of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee, then the Company agrees that, for purposes of this Section 5, it shall be treated as if it were a party who was or was threatened to be made a party to the threatened, pending or completed action, suit or proceeding in which the Indemnitee was involved and that the Company shall contribute to the amounts paid or payable by the Indemnitee as a result of such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in such proportion as is appropriate to reflect the relative benefits accruing to the Company on the one hand and the Indemnitee on the other and which arose out of the action or inaction or alleged action or inaction underlying the threatened, pending or contemplated suit or proceeding in which the Indemnitee was involved and also the relative fault of the Company on the one hand and the Indemnitee on the other in connection with such action or inaction, or alleged action or inaction, as well as any other relevant equitable considerations.  For purposes of this Section 5, the relative benefit of the Company shall be deemed to be the benefits accruing to it and to all of its directors, officers, employees and agents (other than the Indemnitee) on the one hand, as a group and treated as one entity, and the relative benefit of the Indemnitee shall be deemed to be an amount not greater than the Indemnitee's yearly base salary or director's compensation from the Company during the first year in which the action or inaction, or alleged action or inaction, forming the basis for the threatened, pending or contemplated suit or proceeding was alleged to have occurred.  The relative fault shall be determined by reference to, among other things, the fault of the Company and all of its directors, officers, employees and agents (other than the Indemnitee) on the one hand, as a group and treated as one entity, and the Indemnitee's and such group's relative intent, knowledge, access to information and opportunity to have altered or prevented the action or inaction, or alleged action or inaction, forming the basis for the threatened, pending or contemplated suit or proceeding.

(6)Limitations on Indemnity and Contributions. No indemnity pursuant to Section 4 or contribution pursuant to Section 5 shall be paid by the Company:

(6.1)except to the extent that the aggregate losses to be paid under such section exceed the amount of the losses for which the Indemnitee is indemnified either pursuant to Section 3 of this agreement or pursuant to any director and officer insurance purchased and maintained by the Company;

(6.2) in respect to remuneration paid to the Indemnitee if it shall be determined by final judgment by a court having jurisdiction in the matter that such remuneration was in violation of law;

(6.3)on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended;

(6.4)on account of any suit in which it shall be determined by final judgment by a court having jurisdiction in the matter that Indemnitee intentionally caused or intentionally contributed to the injury complained of with the knowledge that such injury would occur;

(6.5)on account of Indemnitee's conduct which shall be determined by final judgment by a court having jurisdiction in the matter that Indemnitee was knowingly fraudulent, deliberately dishonest, or engaged in willful misconduct;

(6.6)with respect to an action commenced by the Indemnitee against the Company or by the Indemnitee as a derivative action by or in the right of the Company, unless the Board of Directors determines in the specific case that indemnification or contribution is appropriate; or

(6.7)if it shall be determined by final judgment by a court having jurisdiction in the matter that such indemnification is not lawful.

(7)

Expenses.  At the request of Indemnitee, the Company shall pay the costs and expenses reasonably incurred by Indemnitee in investigating, defending and appealing any threatened, pending or completed civil or criminal action, suit or proceedings, administrative or investigative, against him/her in advance of final determination.  Indemnitee agrees to repay any amounts so advanced if and to the extent it ultimately shall be determined that Indemnitee is not entitled to indemnification or contribution by the Company.

(8)

Notification and Defense of Claim.  Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim is to be made against the Company under this agreement, notify the Company of the commencement of the action.  The omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee otherwise than under this agreement.  With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company:

(8.1)the Company will be entitled to participate in the defense at its own expense;

(8.2)except as otherwise provided below, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense with counsel reasonably satisfactory to the Indemnitee.  After notice from the Company to Indemnitee of its election to assume the defense of a suit, the Company will not be liable to Indemnitee under this agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ its own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have concluded reasonably that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or in the right of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(8.3)the Company shall not be liable to indemnify Indemnitee under this agreement for any amounts paid in settlement of any action or claim effected without its written consent.  The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent.  Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

(9)

Assumption of Liability by the Company.  If Indemnitee is deceased and is entitled to indemnification or contribution under any provision of this agreement, the Company shall indemnify, or contribute to, Indemnitee's estate and his/her spouse, heirs, administrators and executors, and the Company shall, and does hereby agree to assume any and all expenses (including attorneys' fees), penalties and fines actually and reasonably incurred by or for Indemnitee or his/her estate, in connection with the investigation, defense, settlement or appeal of any such action, suit or proceeding. Furthermore, when requested in writing by the spouse of Indemnitee, or the heirs, executors, or administrators of Indemnitee's estate, the Company shall provide appropriate evidence of the Company's agreement to indemnify Indemnitee against and to itself assume costs, liabilities and expenses or to contribute thereto.

(10)

Plea of Nolo Contendere. The termination of any action, suit or proceeding which is covered by this agreement by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption for the purposes of this agreement that Indemnitee did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

(11)

Continuation of Indemnity.  All agreements and obligations of the Company contained in this agreement shall be in effect during the period Indemnitee is serving as a director or officer of the Company or as an officer, director, employee or agent of any other corporation, subsidiary, partnership, joint venture, trust or other enterprise of which he/she is serving at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee is or was a director or officer of the Company or serving in any other capacity referred to in this agreement.

(12)

Other Rights and Remedies.  The indemnification, contribution and advance payment of expenses provided by any provision of this agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any provision of law, the certificate of incorporation, any bylaw, this or other agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his/her official capacity and as to action in another capacity while occupying any of the positions or having any of the relationships referred to in this agreement, and shall continue after Indemnitee has ceased to occupy such position or have such relationship and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

(13)	Enforcement.

(13.1) The Company expressly confirms and agrees that it has entered into this agreement and assumed the obligations which it imposes on the Company in order to induce Indemnitee to continue to serve as a director or officer of the Company and acknowledges that Indemnitee is relying upon this agreement in continuing in such capacity.

(13.2) In the event Indemnitee is required to bring any action to enforce rights or to collect monies due under this agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

(14)

Determination of Right to Indemnification.  If agreed to in advance in writing by the Board of Directors and the Indemnitee and if not required by the Delaware General Corporation Law to be determined by the Court of Chancery, the determination as to whether or not Indemnitee is entitled to indemnification or contribution under this agreement or under the Delaware General Corporation Law may be made either by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties of such action, suit or proceeding, by independent legal counsel (who may be the outside counsel employed by the Company), or by the stockholders of the Company.  In the event that the parties to this agreement are unable to agree as to the manner of the determination or on the selection of such outside counsel, the determination shall be made by outside counsel selected by lot by the outside counsel regularly employed by the Company from among the Chicago law firms having more than one hundred attorneys and having a rating of "av" or better in the then current Martindale-Hubbell Law Directory.  Such selection by lot shall be made in the presence of Indemnitee (and his/her legal counsel or either of them, as Indemnitee may elect).  The outside counsel regularly employed by the Company and Indemnitee (and his/her legal counsel or either of them, as Indemnitee may elect) shall contact, in the order of their selection by lot, such law firms, requesting each such firm to accept engagement to make the determination required until one of such firm accepts such engagement.  The fees and expenses of counsel in connection with making the determination required shall be paid by the Company, and if requested by such counsel, the Company shall give such counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel.   Notwithstanding the foregoing, Indemnitee may, either before or within two years after a determination has been made as provided above, petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction to determine whether Indemnitee is entitled to indemnification or contribution, and such court shall have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such action without having made such determination.  The court shall, as petitioned, make an independent determination of whether Indemnitee is entitled to indemnification or contribution, irrespective of any prior determination made by the Board of Directors, the stockholders or counsel.  If the court shall determine that Indemnitee is entitled to indemnification or contributions as to any claim, issue or matter involved in the action, suit or proceeding with respect to which there has been no prior determination pursuant hereto or with respect to which there has been a prior determination pursuant hereto that Indemnitee was not entitled to indemnification hereunder, the Company shall pay all expenses (including attorneys' fees) actually incurred by Indemnitee in connection with such judicial determination. If the person (including the Board of Directors, independent legal counsel, the stockholders or a court) making the determination hereunder shall determine that Indemnitee is entitled to indemnification or contribution as to some claims, issues or matters involved in the action, suit or proceeding, but not as to others, such person shall reasonably prorate the expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement with respect to which indemnification or contribution is sought by Indemnitee among such claims, issues or matters.  If and to the extent it is finally determined that Indemnitee is not entitled to indemnification or contribution, the Indemnitee agrees to reimburse the Company for all expenses advanced or prepaid hereunder, or the proper proportion thereof, other than the expense of obtaining the judicial determination referred to in this section.

(15)

Limitation of Actions and Release of Claims.  No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any other corporation, subsidiary, partnership, joint venture, trust or other enterprise of which Indemnitee is serving at the request of the Company as an officer, director, employee, or agent against Indemnitee, his/her spouse, heirs, executors or administrators after the expiration of two years from the date Indemnitee ceases (for any reason) to serve in any one or more of the capacities covered by this agreement, and any claim or cause of action of the Company or its subsidiaries shall be extinguished and deemed released unless asserted by filing of a legal action within such two-year period.

(16)	Other.

(16.1) All notices, requests, demands, and other communications relating to this agreement shall be in writing and shall be deemed to be duly give if (i) delivered by hand and receipted for by the party to whom the notice or communication shall have been directed or, (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

if to the Indemnitee, to:Name

Address

City, State Zip

or to such other address as may have been furnished to the Company by the Indemnitee and

if to the Company	One Baxter Parkway Deerfield, Illinois 60015 Attention: Corporate Secretary

or to such other address as may have been furnished to the Indemnitee by the Company.

(16.2) If any provision or provisions of this agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this agreement (including, without limitation, all portions of any paragraphs of this agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this agreement (including, without limitation, all portions of any paragraph of this agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(16.3) The headings of the paragraphs of this agreement are inserted for convenience only and shall not be deemed to constitute part of this agreement or to affect the construction of it.

(16.4) No supplement, modification, or amendment of this agreement shall be binding unless executed in writing by both parties.  No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver.

(16.5) The parties agree that this agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware applicable to contracts made and to be performed in that State.

(16.6) This agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his/her spouse, heirs, executors, and administrators.

Entered into on the first day and year first above written and effective as of the Effective Date.

BAXTER INTERNATIONAL INC. ATTEST:

By:

NAME

[Signature Page to Name Indemnification Agreement]